UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13515 Ballantyne Corporate Place, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at the conclusion of Snyder's-Lance, Inc.'s (the "Company") 2016 Annual Meeting of Stockholders ("Stockholders' Meeting") on May 4, 2016, W. J. Prezzano retired as Chairman of the Board from the Company's Board of Directors (the "Board") and as a member of the Board. Mr. Prezzano's retirement from the Board was pursuant to the Snyder's-Lance, Inc. Board of Directors Governance Principles ("Governance Principles"), which requires members of the Board to retire when they reach 75 years of age. Mr. Prezzano's departure is amicable and is not due to any disagreement with the Company or with any officer or director of the Company. The Company greatly appreciates Mr. Prezzano's service to the Company.

Effective at the Company's Annual Meeting of the Board of Directors held immediately following the Company's Stockholders' Meeting on May 4, 2016, James W. Johnston was elected Chairman of the Board to serve in accordance with Section 3.7 of the Bylaws of the Company, subject to the Bylaws of the Company and the Governance Principles, until the next Annual Meeting of the Board of Directors and until his successor is duly elected and qualified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: May 25, 2016	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary